UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2023 (August 17, 2023)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Heeth Varnedoe

On August 18, 2023, Flowers Foods, Inc. (the “Company”) appointed Heeth Varnedoe, the current chief operating officer of the Company, to serve as president and chief operating officer, effective September 1, 2023. Mr. Varnedoe, 56, has served as chief operating officer since January 1, 2023. He previously served as chief transformation officer from December 2020 until January 2023, senior vice president of DSD Regions/Sales from August 2017 until December 2020, and president of the Company’s Phoenix, Arizona bakery from January 2016 to August 2017. Mr. Varnedoe joined the Company in 1990 and held a number of positions before leaving the Company in 2000 to pursue other business interests. He rejoined the Company in 2012.

Effective September 1, 2023, the board of directors (the “Board”) of the Company approved an increase to Mr. Varnedoe’s annual base salary to $700,000 as a result of his promotion.

Mr. Varnedoe has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K.

Resignation of Terry S. Thomas

On August 17, 2023, Terry S. Thomas notified the Board of his decision to resign as a member of the Board, effective August 31, 2023. Mr. Thomas’ decision to resign from the Board was made in connection with his appointment as Chief Growth Officer of the Company, effective September 1, 2023. His decision to resign was not the result of any disagreement with the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

Election of Brigitte King and Joanne Smith

On August 18, 2023, the Board elected Brigitte King and Joanne Smith as directors, effective October 1, 2023. Additionally, the Board appointed Mses. King and Smith to serve on the Audit Committee and Finance Committee of the Board. Mses. King and Smith were elected for terms expiring at the Company’s 2024 Annual Meeting of Shareholders, at which time their continued Board service will be subject to renomination and shareholder approval.

The new directors will participate in the Company’s compensation program for non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 11, 2023. There are no arrangements or understandings between any of the new directors and any other person pursuant to which Mses. King and Smith were selected as directors. Additionally, Mses. King and Smith have no related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Effective October 1, 2023, with the election of the two new directors and the resignation of Mr. Thomas, the size of the Board will increase to twelve members.

A copy of the press release issued by the Company announcing the appointment of Mr. Varnedoe, the resignation of Mr. Thomas and the election of Mses. King and Smith as directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2023, the Board approved the Amended and Restated Bylaws of Flowers Foods, Inc., effective as of such date (the “Amended and Restated Bylaws”).

Among certain other technical, conforming, modernizing, and clarifying changes, the Amended and Restated Bylaws:

•	clarify the Company’s ability to conduct meetings of shareholders by means of remote communication;

•

revise and enhance procedural mechanics and disclosure requirements set forth in the advance notice bylaw provisions in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings (other than proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•

update certain procedural mechanics and disclosure requirements for shareholder nominations of directors made in connection with annual and special meetings of shareholders to address rules related to the use of universal proxy cards adopted by the Securities and Exchange Commission under new Rule 14a-19 under the Exchange Act;

•	provide that any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which will be reserved for exclusive use by the Board;

•	require that any proposed candidate for nomination as director sit for interviews with the Board upon the Company’s request; and

•

add an exclusive forum provision designating the federal district courts of the United States of America as the exclusive forum for all claims arising under the Securities Act of 1933, as amended, and designating the Georgia State-Wide Business Court as the exclusive forum for certain other litigation.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Flowers Foods, Inc., as amended through August 18, 2023.

99.1	Press Release of Flowers Foods, Inc. dated August 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and Chief Accounting Officer

Date: August 21, 2023